================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 28, 2001

                         DATA RESEARCH ASSOCIATES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Missouri
                 (State or Other Jurisdiction of Incorporation)

       0-20244                                            43-1063230
(Commission File Number)                    (I.R.S. Employer Identification No.)

1276 North Warson Rd., St. Louis, Missouri                   63132
(Address of Principal Executive Offices)                  (Zip Code)

                                 (314) 432-1100
              (Registrant's telephone number, including area code)
                                 Not Applicable
         (Former name or former address, if changed since last report.)

                              ---------------------




================================================================================

Item 1.  Changes in Control of Registrant.

         At 12 midnight, New York City time, on August 28, 2001 (the "Expiration Date"), the cash tender offer (the "Offer") of SIRSI Holdings Corp., a Delaware corporation ("SIRSI"), made through its indirect wholly owned subsidiary, McGuire Acquisition Inc., a Delaware corporation (the "Purchaser"), expired. The Offer was made by SIRSI and the Purchaser (collectively, the "Offerors") pursuant to an Agreement and Plan of Merger dated May 16, 2001, as amended, among the Offerors and the registrant (the "Merger Agreement") pursuant to which the Offerors commenced a cash tender offer to the shareholders of the registrant to purchase all of the outstanding shares of the registrant's $0.01 par value common stock (the "Common Stock") at a price of $11.00 per share, net to the tendering shareholders. Based on reports from Computershare Trust Company of New York, the depositary for the Offer (the "Depositary"), as of the Expiration Date, a total of 4,438,648 shares of Common Stock (including 15,992 shares subject to guarantees of delivery) representing approximately 98.6% of the outstanding shares of Common Stock had been validly tendered and not properly withdrawn in the Offer. Purchaser accepted for payment all of the shares of Common Stock validly tendered pursuant to the Offer prior to the Expiration Date. Funds sufficient in amount to cover the payment for shares of Common Stock tendered in the Offer and pursuant to the Merger (defined below) have been deposited with the Depositary for payment to the former shareholders of the registrant. On August 29, 2001, at approximately 10:00 a.m., New York City time, Purchaser was merged with and into the registrant in accordance with the laws of the States of Missouri and Delaware, with the registrant as the surviving corporation in such merger (the "Merger"). Upon the effectiveness of the Merger, the registrant became a wholly owned indirect subsidiary of SIRSI.

         Pursuant to the Merger Agreement, on August 29, 2001, SIRSI secured the resignations of all of the then directors of the Registrant except for Michael
J. Mellinger, who remains a director of the registrant. William K. Luby, Patrick Sommers, James Young and Larry D. Smith were appointed as directors of the registrant to fill the vacancies created by such resignations.

         Based on the Schedule TO filed by the Offerors, it is the understanding of the registrant that the Offerors obtained the approximately $49.5 million required to purchase the shares pursuant to the Offer and the Merger from a combination of (i) up to approximately $6.9 million from an equity contribution from SIRSI, (ii) a new $45 million credit facility established by SIRSI, including approximately $10.7 million to be used to refinance SIRSI's existing indebtedness, and (iii) approximately $18.2 million from the registrant's cash on hand immediately following the Merger. Such financing arrangements are further described in Amendment No. 2 to the Schedule TO filed by the Offerors with the Securities and Exchange Commission on August 22, 2001.

         SIRSI announced the expiration of the Offer in a press release dated August 29, 2001, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (c)      Exhibit

                  99.1 - Press release issued by SIRSI dated August 29, 2001.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 29, 2001

                                         DATA RESEARCH ASSOCIATES, INC.


                                         By:      /s/  Larry D. Smith
                                            --------------------------------
                                               Larry D. Smith
                                               Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT                             DESCRIPTION

99.1                       Press Release dated August 29, 2001.